Exhibit 99.1

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Coantcts

Zhone Investor Relations:	Zhone Public Relations:
Tel: +1 510.777.7013	Tel: +1 702.644.2465
Fax: +1 510.777.7001	E: sara.zavala@edelman.com
E: investor-relations@zhone.com

Zhone Technologies Reports Fourth Quarter 2010 Financial Results

Oakland, CA — January 26, 2011 — Zhone Technologies, Inc. (NASDAQ: ZHNE), a global pioneer in FTTx network access solutions, today reported its financial results for the fourth quarter ended December 31, 2010.

Total revenue for 2010 was $129.0 million as compared to $126.5 million for 2009. Revenue for the fourth quarter of 2010 was $31.0 million compared to $33.7 million for the third quarter of 2010 and $36.0 million for the fourth quarter of 2009. Net loss for the fourth quarter of 2010, calculated in accordance with generally accepted accounting principles (“GAAP”), was $1.3 million or $0.04 per share compared with a net income of $1.7 million or $0.05 per share for the third quarter of 2010 and a net income of $0.3 million or $0.01 per share for the fourth quarter of 2009. Adjusted earnings before stock-based compensation, interest, taxes, depreciation and gain on sale of Oakland campus (“adjusted EBITDA”) was an adjusted EBITDA loss of $0.7 million for the fourth quarter of 2010, compared to an adjusted EBITDA profit of $0.6 million for the third quarter of 2010 and an adjusted EBITDA profit of $1.9 million for the fourth quarter of 2009.

“We continued to see strong interest in our MXK multiservice solution,” stated Mory Ejabat, Zhone’s chief executive officer. “The fourth quarter marked our 3rd consecutive quarter receiving top industry rankings by leading research analysts.”

Cash, cash equivalents and short-term investments at December 31, 2010 decreased by $0.3 million to $21.2 million from $21.5 million at September 30, 2010. Cash net of debt obligations at December 31, 2010 decreased by $0.3 million to $11.2 million compared to $11.5 million at September 30, 2010.

Zhone will conduct a conference call and audio webcast today, January 26, 2011, at approximately 2:00 p.m. PT / 5:00 p.m. ET to review its fourth quarter 2010 results. This call is open to the public by dialing +1 (866) 770-7051 for U.S. callers and +1 (617) 213-8064 for international callers and then entering passcode 98126341. The audio webcast will be simultaneously available on the Investor Relations section of Zhone’s website at http://www.zhone.com/investors/.

A replay of the conference call will be available after the original call by dialing +1 (888) 286-8010 for U.S. callers and +1 (617) 801-6888 for international callers and then entering passcode 10252332. An audio webcast replay will also be available online at http://www.zhone.com/investors/ for approximately one week following the original call.

Non-GAAP Financial Measures

To supplement Zhone’s consolidated financial statements presented in accordance with GAAP, Zhone uses adjusted EBITDA, a non-GAAP measure Zhone believes is appropriate to enhance an overall understanding of Zhone’s past financial performance and prospects for the future. These adjustments to GAAP results are made with the intent of providing greater transparency to supplemental information used by management in its financial and operational decision-making. These non-GAAP results are among the primary indicators that management uses as a basis for making operating decisions because they provide meaningful supplemental information regarding the Company’s operational performance, including the Company’s ability to provide cash flows to invest in research and development, and to fund capital expenditures. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to the Company’s historical operating results and comparisons to competitors’ operating results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. A reconciliation between net loss calculated on a GAAP basis and adjusted EBITDA on a non-GAAP basis is provided in a table immediately following the Unaudited Condensed Consolidated Statements of Operations.

About Zhone Technologies

Zhone Technologies, Inc. (NASDAQ: ZHNE) is a global leader in all IP multi-service access solutions, serving more than 750 of the world’s most innovative network operators. The IP Zhone is the only solution that enables service providers to build the network of the future…today, supporting end-to-end Voice, Data, Entertainment Social Media, Business, Mobile Backhaul and Mobility service. Zhone is committed to building the fastest and highest quality All IP Multi-Service solution for its customers. Zhone is headquartered in California and its products are manufactured in the USA in a facility that is emission, waste-water and CFC free.

Zhone, the Zhone logo, and all Zhone product names are trademarks of Zhone Technologies, Inc. Other brand and product names are trademarks of their respective holders. Specifications, products, and/or products names are all subject to change without notice.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” variations of such words, and similar expressions are intended to identify forward-looking statements. In addition, forward-looking statements include, among others, statements that refer to financial estimates; projections of revenue, margins, expenses or other financial items. Readers are cautioned that actual results could differ materially from those expressed in or contemplated by the forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, the possibility that the sale-leaseback transaction may not result in the cash improvements or cost reductions that the Company anticipates; commercial acceptance of the

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Company’s products; intense competition in the communications equipment market; the Company’s ability to execute on its strategy and operating plans; and economic conditions specific to the communications, networking, internet and related industries. In addition, please refer to the risk factors contained in the Company’s SEC filings available at www.sec.gov, including without limitation, the Company’s annual report on Form 10-K for the year ended December 31, 2009 and quarterly report on Form 10-Q for the quarters ended September 30, 2010, June 30, 2010 and March 31, 2010. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update or revise any forward-looking statements for any reason.

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ZHONE TECHNOLOGIES, INC.

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended			Year Ended
	December 31, 2010	September 30, 2010	December 31, 2009	December 31, 2010	December 31, 2009
Net revenue	$31,016	$33,683	$36,036	$129,036	$126,501
Cost of revenue	18,731	20,095	21,545	$79,770	81,002
Stock-based compensation	11	12	32	$94	104

Gross profit	12,274	13,576	14,459	49,172	45,395

Operating expenses:
Research and product development (1)	5,430	5,283	5,414	21,188	22,113
Sales and marketing (1)	6,147	5,979	5,670	23,982	22,042
General and administrative (1)	1,926	2,352	2,624	9,855	9,933
Gain on sale of Oakland Campus	—	(1,959)	—	(1,959)	—

Total operating expenses	13,503	11,655	13,708	53,066	54,088

Operating income (loss)	(1,229)	1,921	751	(3,894)	(8,693)
Other expense	(49)	(216)	(305)	(988)	(1,163)

Income (loss) before income taxes	(1,278)	1,705	446	(4,882)	(9,856)
Income tax provision (benefit)	(6)	8	102	(101)	171

Net income (loss)	$(1,272)	$1,697	$344	$(4,781)	$(10,027)

Weighted average shares outstanding
Basic	30,515	30,431	30,254	30,414	30,200
Diluted	30,515	31,882	32,730	30,414	30,200

Earnings per common share net income (loss)
Basic	$(0.04)	$0.06	$0.01	$(0.16)	$(0.33)
Diluted	$(0.04)	$0.05	$0.01	$(0.16)	$(0.33)
(1) Amounts include stock-based compensation costs as follows:
Research and product development	49	63	133	362	414
Sales and marketing	53	58	156	421	484
General and administrative	90	113	396	1,388	1,258

	192	234	685	2,171	2,156
GAAP net income (loss)	$(1,272)	$1,697	$344	$(4,781)	$(10,027)
Stock-based compensation	203	246	717	2,265	2,260
Interest expense, net	55	239	340	1,064	1,383
Income taxes	(6)	8	102	(101)	171
Depreciation	324	380	428	1,585	1,834
Gain on sale of Oakland campus	—	(1,959)	—	(1,959)	—

Non-GAAP Adjusted EBITDA profit (loss)	$(696)	$611	$1,931	$(1,927)	$(4,379)

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ZHONE TECHNOLOGIES, INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	December 31, 2010	December 31, 2009

Assets
Current assets:
Cash, cash equivalents and short-term investments	$21,174	$21,766
Accounts receivable	29,747	37,107
Inventories	31,048	30,228
Prepaid expenses and other current assets	2,514	2,098

Total current assets	84,483	91,199
Property and equipment, net	5,274	18,961
Restricted cash	58	58
Other assets	296	41

Total assets	$90,111	$110,259

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$11,864	$14,914
Line of credit	10,000	10,000

Current portion of long-term debt	—	411
Accrued and other liabilities	13,217	12,031

Total current liabilities	35,081	37,356

Long-term debt, less current portion	—	18,285
Other long-term liabilities	5,615	2,945

Total liabilities	40,696	58,586

Stockholders’ equity:
Common stock	30	30
Additional paid-in capital	1,069,513	1,066,974
Other stockholders’ equity	277	293
Accumulated deficit	(1,020,405)	(1,015,624)

Total stockholders’ equity	49,415	51,673

Total liabilities and stockholders’ equity	$90,111	$110,259

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